Exhibit 3.32

BYLAWS

OF

PSL HOLDINGS, INC.

(a Texas corporation)

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page
Section 8.04	Report to Shareholders	16
Section 8.05	Checks	16
Section 8.06	Fiscal Year	16
Section 8.07	Seal	16
Section 8.08	Construction	16
Section 8.09	Headings	17
Section 8.10	Emergencies	17
Section 8.11	Shareholders Agreement	17

ARTICLE 9 AMENDMENT OF BYLAWS		17

Section 9.01	General	17

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ARTICLE 1

OFFICES

Section 1.01 Registered Office. The registered office of the corporation shall be located at such place within the State of Texas as the Board of Directors may from time to time determine. The initial registered office of the corporation shall be as specified in the Articles of Incorporation of the corporation.

Section 1.02 Other Offices. The corporation may also have offices at such other places, either within or without the State of Texas, as the board of directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2

MEETINGS OF SHAREHOLDERS

Section 2.01 Location. All annual meetings of shareholders shall be held at the principal business office of the corporation, or at such other place, within or without the State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. All special meetings of shareholders shall be held at such location, within or without the State of Texas, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02 Annual Meetings. Annual meetings of shareholders shall be held at such time and date as may be designated by the Board of Directors, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2.03 Special Meetings. Special meetings of the shareholders may be called by the board of directors or the holders of not less than twenty-five percent (25%) of all shares entitled to vote at the meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting.

Section 2.05 Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the articles of incorporation in accordance with Article 2.28 of Texas Business Corporation Act, as amended (“TBCA”). Unless otherwise provided in the articles of incorporation, once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

Section 2.06 Votes Required for Action. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided by the articles of incorporation in accordance with Article 2.28 of the TBCA. Unless otherwise provided in the articles of incorporation in accordance with Article 2.28 of the TBCA, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Section 2.07 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the articles of incorporation or the TBCA. Cumulative Voting in the election of directors is expressly denied.

Section 2.08 Proxies. A shareholder may vote in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 2.09 List of Shareholders. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

Section 2.10 Closing of Share Transfer Records and Fixing Record Date for Matters Other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of the shareholders), the board of directors may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 2.11 Fixing Record Dates for Consents to Action. Unless a record date shall previously have been fixed or determined pursuant to Section 2.10 or this Section 2.11 of these bylaws, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of the shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded, with such delivery made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation’s principal place of business, with such delivery addressed to the president of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the TBCA, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

Section 2.12 Action Without Meeting.

(a) Notwithstanding anything to the contrary in the Company’s Articles of Incorporation, any action required by law to be taken at a meeting of the shareholders, and/or any action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less that the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

(b) Every written consent of the shareholders shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation as provided below, a consent or consents signed by the holder or holders of all shares entitled to vote with respect to the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the shareholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the corporation’s principal place of business, shall be addressed to the president of the corporation.

(c) A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or other similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for the purposes of this Section.

(d) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

Section 2.13 Telephone Meetings. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.14 Minutes. The shareholders shall keep regular minutes of their proceedings, and such minutes shall be placed in the minute book of the corporation.

ARTICLE 3

DIRECTORS

Section 3.01 Management. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

Section 3.02 Number; Election; Term; Qualification; Removal. The number of directors of the corporation shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, that no director’s term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be three (3), and shall remain at such number unless and until changed by resolution of the board of directors as aforesaid. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.03, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the corporation. Any director may be removed at any time, with or without cause, at a special meeting of the shareholders called for that purpose.

Section 3.03 Resignations; Vacancies. A director may resign at any time by giving written notice to the board of directors or the chairman of the board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors (or by the sole remaining director) though less than a quorum of the board of directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose; provided, however, that if the vacancy is caused by reason of an increase in the number of directors, the board of directors may vote to fill not more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

Section 3.04 Location of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

Section 3.05 First Meeting of New Board. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.06 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 3.07 Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president, if no chairman of the board is elected, and shall be called by the secretary on the written request of one (1) director. Written notice of special meetings of the board of directors shall be given to each director at least three (3) days before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.08 Quorum Votes Required. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law or the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 3.09 Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the board of directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting of the board of directors or the committee, as the case may be, duly called and held.

Section 3.10 Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.11 Committees of Directors. The board of directors, by resolution adopted by a majority of the whole board, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where the action of the board of directors is required, or the authority of such committee is limited, by statute. The number of members on each committee may be increased or decreased from time to time by resolution of the board of directors. Any member of any committee may be removed from such committee at any time by resolution of the board of directors. Vacancies in the membership of a committee (whether by death, resignation, removal or otherwise) may be filled by resolution of the board of directors. The time, place and notice (if any) of meetings of any committee shall be determined by such committee. At meetings of any committee, a majority of the number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the articles of incorporation, or these bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Each committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of any such committee of the board of directors and the delegation to such committee of authority shall not operate to relieve the board of directors, or any member of the board of directors, of any responsibility imposed upon it or him by law.

Section 3.12 Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service. Members of committees of the board may be allowed like compensation for attending committee meetings.

Section 3.13 Minutes. The board of directors shall keep regular minutes of its proceedings, and such minutes shall be placed in the minute book of the corporation.

ARTICLE 4

NOTICES

Section 4.01 General. Notices to shareholders, directors and committee members shall be in writing and may be delivered personally or mailed by U.S. mail, postage prepaid, to the shareholders, directors or committee members, respectively, at their addresses appearing on the books and share transfer records of the corporation. Notice to shareholders shall be deemed to be given at the time when the same shall be so delivered or mailed. Notice to directors and committee members may also be given by nationally recognized overnight delivery or courier service, facsimile transmission or telegram, and shall be deemed given when such notice shall be received by the proper recipient or, if earlier, (i) in the case of an overnight delivery or courier service, one (1) day after such notice is sent by such overnight delivery or courier service; (ii) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees therefor have been paid; and (iii) in the case of mailing by U.S. mail, three (3) days after such notice is mailed as described above.

Section 4.02 Waivers. Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of law or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.03 Attendance as Waiver. Attendance of a director or member of a committee at a meeting shall constitute a waiver of notice of such meeting, except where a director or committee member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.04 Omission of Notice to Shareholders. Any notice required to be given to any shareholder under any provision of the TBCA, the articles of incorporation or these bylaws need not be given to the shareholder if (i) notice of two (2) consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve (12) month period have been mailed to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

ARTICLE 5

OFFICERS

Section 5.01 Executive Officers. The executive officers of the Corporation shall consist of a President and Secretary and may also include a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, or classes thereof, a Chief Financial Officer and a Treasurer. Each executive officer shall be elected by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified. Other than the Chairman of the Board, if one is elected, no officer need be a member of the Board of Directors. Any two or more of such offices may be held by the same person.

Section 5.02 Subordinate Officers. The Board of Directors may appoint one or more Assistant Secretaries, one or more Assistant Treasurers and such other subordinate officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.

Section 5.03 Election of Officers. At the first meeting of the board of directors after each annual meeting of shareholders, the board of directors shall choose a president and a secretary. Such other officers and assistant officers and agents as may be deemed necessary may also be elected or appointed by the board of directors.

Section 5.04 Removal of Officers. Any officer or agent who is elected or appointed by the board of directors may be removed by the board of directors at any time, if, in the judgment of the board of directors, the best interests of the corporation will be served thereby; provided, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation (whether by death, resignation, removal or otherwise) shall be filled by resolution of the board of directors.

Section 5.05 Compensation. The Board of Directors shall have the power to fix the compensation of all officers, agents and employees of the Corporation, which power, as to other than elected officers, may be delegated as the Board of Directors shall determine.

Section 5.06 Chairman of the Board. The Chairman of the Board, if one is elected, shall be chosen from among the members of the Board of Directors and shall preside at all meetings of the directors and the shareholders of the Corporation. The Chairman of the Board shall have general supervisory authority power over Chief Executive Officer and all other officers of the Corporation. Although the Board of Directors may elect a Vice Chairman of the Board, who, in the absence of the Chairman, shall preside at all meetings of the shareholders and directors at which he is present, such Vice Chairman shall not be an officer of the Corporation.

Section 5.07 Chief Executive Officer. The Chief Executive Officer, if one is elected, shall be the chief executive officer of the Corporation and shall have general supervisory authority over the President, any Vice Presidents, the Secretary, the Treasurer and such other subordinate officers as the Board of Directors may elect. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders at which he is present. The Chief Executive Officer shall perform such duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board.

Section 5.08 The President. Unless otherwise provided by resolution of the Board of Directors from time to time, the President shall be the chief operating officer and, if no Chief Executive Officer is appointed, the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management of the Corporation. The President, in the absence of the Chairman and the Chief Executive Officer, shall preside at all meetings of the shareholders at which he is present. The President shall also perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5.09 Vice Presidents; Chief Financial Officer. The Board of Directors may appoint one or more classes of Vice Presidents. Each Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President. One Vice President, at the level of Executive Vice President or Senior Vice President, may be designated as the Chief Financial Officer and shall have the general powers and duties of supervision and management of the Corporation’s financial affairs. The Board of Directors of the Corporation may choose not to elect a Chief Financial Officer, in which case the Treasurer of the Corporation shall act as the Chief Financial Officer having the general powers and duties of supervision of the Corporation’s financial affairs.

Section 5.10 The Treasurer. The Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation, and the Treasurer shall pay out and dispose of the same under the direction of the Board of Directors. He shall have general charge of all securities of the Corporation and shall in general perform all duties incident to the position of Treasurer. If the Board of Directors shall choose not to elect a Chief Financial Officer, the Treasurer shall act as the chief financial officer of the Corporation having general powers and duties of supervision of the Corporation’s financial affairs.

Section 5.11 The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the shareholders and also, unless otherwise directed by such committee, the minutes of each standing committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors.

Section 5.12 Bonding. The Board of Directors shall have power to require any officer or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE 6

SHARES OF STOCK

Section 6.01 Certificates. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Each certificate representing shares shall state upon the face thereof the name of the that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, that such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

Section 6.02 Issuance; Payment. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value in the case of shares having a par value) and to such persons as the board of directors may from time to time determine. Consideration for the issuance of shares may be paid in whole or in part, in money or other property, tangible or intangible, and/or by labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed fully paid and nonassessable. In the absence of fraud in the transaction, the good faith determination of the board of directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share or shares until the consideration therefor has been fully paid.

Section 6.03 Shares of More than One Class. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (i) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (ii) shall conspicuously state on the face or bacic of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.

Section 6.04 Denial of Preemptive Rights. No shareholder of the corporation has a preemptive right to acquire unissued or treasury shares of the corporation. Every certificate representing shares issued by the corporation (i) shall conspicuously set forth upon the face or back of the certificate that no preemptive rights have been granted to the shareholders in the Articles of Incorporation, or (ii) shall conspicuously state on the face or back of the certificate (a) that the Articles of Incorporation of the corporation on file in the office of the Secretary of State do not grant shareholders a preemptive right, and (b) that the corporation will furnish a copy of its Articles of Incorporation to any shareholder without charge upon written request to the corporation at its principal place of business or registered office.

Section 6.05 Signatures. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

Section 6.06 Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such marmer as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.07 Transfer of Certificates. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.08 Restriction of Transfer of Shares. If the corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted in accordance with the following legend, which shall be conspicuously set forth on the face or on the back of each certificate representing such shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

In the event any further restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation or by agreement among some or all of the shareholders of the corporation, of which notice is provided to the corporation, each certificate representing shares so restricted (i) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (ii) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (iii) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate a copy of the specified document without charge upon written request to the corporation at its principal place of business or registered office, or (b) if such document is one required or permitted by law to be and has been so filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

Section 6.09 Registered Holders of Shares. Unless otherwise provided in the TBCA, and subject to the provisions of Chapter 8 Investment Securities of the Texas Business and Commerce Code, as amended:

(a) The corporation may regard the person in whose name any shares of the corporation are registered in the share transfer records of the corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.10 or 2.11 of these bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive rights with respect to those shares, entering into any agreements with respect to those shares in accordance with Articles 2.22 or 2.30 of the TBCA, or giving proxies with respect to those shares; and

(b) Neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

ARTICLE 7

INDEMNIFICATION

Section 7.01 Definitions in this Article:

(a) “Indemnitee” means (i) any present or former Director, advisory director or officer of the corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

(b) “Official Capacity” means (i) when used with respect to a Director, the office of Director of the corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 7.02 Indemnification. The corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 7.01, if it is determined in accordance with Section 7.04 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 7.02, no indemnification shall be made under this Section 7.02 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 7.02. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Section 7.03 Successful Defense. Without limitation of Section 7.02 and in addition to the indemnification provided for in Section 7.02, the corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 7.01, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

Section 7.04 Determinations. Any indemnification under Section 7.02 (unless ordered by a court of competent jurisdiction) shall be made by the corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of one (1) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 7.04 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 7.04 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

Section 7.05 Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 7.04, after receipt by the corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

Section 7.06 Employee Benefit Plans. For purposes of this Article, the corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 7.07 Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the corporation’s Articles of Incorporation, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.08 Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

Section 7.09 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the TBCA, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, or to provide a lesser standard of indemnification that is provided by such laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

Section 7.10 Continuing Offer, Reliance, Etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 7.01(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the corporation.

Section 7.11 Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the corporation, nor the obligation of the corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 8

GENERAL PROVISIONS

Section 8.01 Dividends. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

Section 8.02 Reserves. The board of directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may modify or abolish any such reserve in the same manner.

Section 8.03 Books and Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of all meetings of the shareholders, the board of directors and each committee of the board of directors. The corporation shall keep at its registered office or, whether within or outside the state of Texas, at its principal place of business or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders and the number and class of shares issued by the corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 8.04 Report to Shareholders. The board of directors must, when requested by the holders of at least one third (1/3rd) of the outstanding shares of the corporation, present to the shareholders written reports giving a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet and income statement.

Section 8.05 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 8.06 Fiscal Year. The fiscal year of the corporation shall be fixed by the resolution of the board of directors.

Section 8.07 Seal. The corporate seal, if one is adopted, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.08 Construction. Whenever the context or circumstances so require, for all terms used herein the masculine shall include the feminine and neuter, and the singular shall include the plural, and vice versa. If any provision of these Bylaws shall be held illegal, invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of the Bylaws shall be and remain legal, valid and operative and (ii) effect shall be given the intent manifested by the provision held illegal, invalid or inoperative and to that end, such illegal, invalid or inoperative provision shall be deemed to have been replaced by a provision that is as similar to such illegal, invalid or inoperative provision as possible and still be legal, valid and operative.

Section 8.09 Headings. Headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation of the substantive provisions of these Bylaws.

Section 8.10 Emergencies. Notwithstanding any other provision of these Bylaws to the contrary, during an emergency period following major catastrophe resulting in the loss by death, mental or physical incapacity or otherwise, or the isolation of members of the board of directors or officers of the corporation, a majority of the remaining directors (who have not been rendered incapable of acting by death, physical or mental incapacity, isolation or otherwise) shall constitute a quorum of the board of directors and shall have the power, by majority vote, (i) to fill vacancies on the board of directors and to elect and appoint officers of the corporation; (ii) to call special meetings of the shareholders; and (iii) to carry on any and all other corporate business. During such emergency period reasonable attempts shall be made to give notice to directors, but actions taken at a meeting held during such period shall not be rendered invalid solely because of failure to give notice as otherwise required.

Section 8.11 Shareholders Agreement. In the event that a valid shareholders agreement exists between the shareholders of the Corporation, the language of such shareholders agreement shall control in the event of a conflict between such shareholders agreement and these Bylaws.

ARTICLE 9

AMENDMENT OF BYLAWS

Section 9.01 General. Other than as restricted by the Articles of Incorporation, these Bylaws or the Act, the Board of Directors shall have the authority to amend, repeal or replace these Bylaws, or any part of them.